Exhibit 99.1
CAVA GROUP REPORTS SECOND QUARTER 2026 RESULTS
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YEAR OVER YEAR CAVA REVENUE GROWTH OF 31.3% INCLUDING SAME RESTAURANT SALES OF 9.0% DRIVEN BY GUEST TRAFFIC GROWTH OF 5.3%
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17 NET NEW CAVA RESTAURANT OPENINGS DURING QUARTER
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SECOND QUARTER 2026 CAVA RESTAURANT-LEVEL PROFIT MARGIN OF 25.7%
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WASHINGTON, D.C. (August 11, 2026) - CAVA Group, Inc. (NYSE: CAVA) (“CAVA Group” or the “Company”), the category-defining Mediterranean fast-casual restaurant brand that brings heart, health, and humanity to food, today announced financial results for its fiscal second quarter ended July 12, 2026.
“Our second quarter results underscore the continued strength of our category-defining brand and the resonance of our value proposition with today’s consumer,” said Brett Schulman, Co-Founder and CEO. “Same restaurant sales increased 9.0%, including guest traffic growth of 5.3%, and we opened 17 net new restaurants during the quarter. From Mishawaka, Indiana to Downingtown, Pennsylvania, our newest restaurants continue to outperform our expectations, reinforcing the proven portability of our concept and the growing demand for our differentiated Mediterranean cuisine and welcoming hospitality. This strength, combined with the power of our unit economic model, gives us confidence not only in our momentum today, but in the long runway that lies ahead.”
Fiscal Second Quarter 2026 Highlights:
•CAVA Revenue grew 31.3% to $365.4 million as compared to $278.2 million in the prior year quarter and 57.9% as compared to the second quarter of fiscal 2024.
•Net New CAVA Restaurant Openings of 17, bringing total CAVA Restaurants to 476, a 19.6% increase in total CAVA Restaurants year over year.
•Same Restaurant Sales increased 9.0%, including Guest Traffic growth of 5.3%.
•AUV of $3.1 million as compared to $2.9 million in the prior year quarter.
•CAVA Restaurant-Level Profit of $93.8 million or growth of 28.1% over the prior year quarter, with CAVA Restaurant-Level Profit Margin of 25.7%.
•Digital Revenue Mix was 39.0%.
•Net Income of $23.0 million, a 25.3% increase over the prior year quarter.
•Adjusted EBITDA1 grew 30.0% to $54.7 million.
•Year to date net cash provided by operating activities of $134.5 million with Free Cash Flow1 of $44.8 million.

Fiscal Second Quarter 2026 Review:
CAVA Revenue was $365.4 million, an increase of 31.3% compared with the second quarter of fiscal 2025. The increase was primarily driven by 94 Net New CAVA Restaurant Openings during or subsequent to the second quarter of fiscal 2025, which are exceeding our performance expectations, and an increase in Same Restaurant Sales of 9.0%. Same Restaurant Sales increased 5.3% from Guest Traffic and 3.7% from menu price and product mix.
CAVA Restaurant-Level Profit Margin was 25.7%, a decrease of 60 basis points compared to the second quarter of fiscal 2025. The decrease was driven by input costs associated with the launch of Pomegranate Glazed Salmon on April 20, 2026 and a higher mix of third-party delivery, both of which were dilutive to margin rate, but had a positive impact on margin dollars due to a higher guest price, and incremental wage investments, partially offset by leverage from higher sales.
General and administrative expenses were $39.8 million, or 10.8% of revenue, as compared to $32.1 million, or 11.4% of revenue, in the second quarter of fiscal 2025. General and administrative expenses, excluding equity-based compensation and executive transition costs1, were $34.1 million, or 9.3% of revenue, as compared to $27.5 million, or 9.8% of revenue, in the second quarter of fiscal 2025. The decrease as a percentage of revenue was primarily due to leverage from higher sales, the timing of our CAVA Connect conference in the prior year quarter, and the timing of performance-based incentive compensation, partially offset by investments to support future growth.
Net income was $23.0 million, or 6.2% of revenue compared to $18.4 million in the second quarter of fiscal 2025. The increase in net income was primarily due to improved operating performance as noted below, partially offset by a higher effective tax rate driven by a lower tax benefit associated with equity-based compensation, as well as higher depreciation and amortization.
Adjusted EBITDA1 was $54.7 million, or 14.9% of revenue, an increase of $12.6 million, or 30.0%, compared to the second quarter of fiscal 2025. The increase was primarily driven by the increase in Same Restaurant Sales and the number of and continued strength in the performance of Net New CAVA Restaurant Openings during or subsequent to the second quarter of fiscal 2025, partially offset by investments to support future growth.
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1    Adjusted EBITDA, Free Cash Flow, and General and administrative expenses, excluding equity-based compensation and executive transition costs, are non-GAAP financial measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP are set forth in the tables at the end of this press release.

Fiscal Full-Year 2026 Outlook:
CAVA Group announced today that it reaffirmed fiscal full-year 2026 guidance, as follows:

Net New CAVA Restaurant Openings	75 to 77
Same Restaurant Sales	4.5% to 6.5%
CAVA Restaurant-Level Profit Margin	23.7% to 24.3%
Pre-opening costs	$22.0 to $22.5 million
Adjusted EBITDA	$181.0 to $191.0 million

Actual results may differ materially from CAVA Group’s fiscal full-year 2026 guidance as a result of, among other things, the factors described under “Cautionary Statement Regarding Forward-Looking Statements” below.
A reconciliation of the forward-looking fiscal 2026 Adjusted EBITDA to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For these reasons, we are unable to assess the potential significance of the unavailable information.

About CAVA Group:
CAVA is the category-defining Mediterranean fast-casual restaurant brand bringing together bold, healthful flavors and ingredients at scale. A founder-led company, CAVA is guided by the belief that food should taste as good as it makes you feel, and that great meals and warm Mediterranean hospitality go hand in hand. Across more than 450 restaurants in 29 states and Washington, D.C., guests can choose from an abundant selection of chef-curated or build your own bowls and pitas to meet their dietary and taste preferences. There are more than 17 billion possible ingredient combinations, featuring a variety of proteins, vegetables, signature dips such as Crazy Feta®, house-made beverages, and more. Guided by its mission to bring heart, health, and humanity to food, CAVA provides meaningful career opportunities for more than 15,000 team members and continues to invest in its people and communities. Learn more at cava.com.
Earnings Conference Call:
The Company will host a conference call on August 11, 2026, at 5:00 PM Eastern Time to discuss second quarter 2026 financial results as well as provide a business update. Investors will have the opportunity to listen to the conference call live through the webcast from the Company’s website on the investor relations page at investor.cava.com. A recorded webcast will be available on CAVA’s investor relations website shortly after the call and available for up to one year.
Cautionary Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our fiscal full-year 2026 outlook, including Net New CAVA Restaurant Openings, Same Restaurant Sales, CAVA Restaurant-Level Profit Margin, Pre-opening costs, and Adjusted EBITDA, industry, business strategy, goals, growth opportunities and expectations, expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “outlook,” the negative version of these words or similar terms and phrases.
The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: we operate in a highly competitive industry; our future growth depends on our ability to open new restaurants while managing our growth effectively and maintaining our culture, and our historical growth may not be indicative of our future growth; we may not be able to successfully identify appropriate locations and develop and expand our operations in existing and new markets; new restaurants may not be profitable and may negatively impact sales at our existing locations; negative changes in guest perception of our brand could negatively impact our business; our efforts to market our restaurants and brand may not be successful; food safety issues, and food-borne illness concerns may harm our business; if we are unable to maintain or increase prices, our margins may decrease; the growth of our business depends on our ability to accurately predict guest trends and demand and successfully introduce new menu offerings and improve our existing menu offerings; economic factors and guest behavior trends, which are uncertain and largely beyond our control, may adversely affect guests’ behavior and our ability to maintain or increase sales at our restaurants; we are subject to risks associated with leasing property; we may not be able to successfully expand our digital and delivery business, which is subject to risks outside of our control; our inability or failure to utilize, recognize, respond to, and effectively manage the immediacy of social media could have a material adverse effect on our business; we may not realize the anticipated benefits from past and potential future acquisitions, investments, or other strategic initiatives; we may not be able to manage our manufacturing and supply chain effectively, which may adversely affect our results of operations; our reliance on third parties could have an adverse effect on our business, financial condition, and results of operations; we may experience shortages, delays, or interruptions in the delivery of food items and other products; we may not successfully optimize, operate, and manage our production facilities; we may face increases in food, commodity, energy, and other costs; we may face increases in labor costs, labor shortages, and difficulties in our ability to identify, hire, train, motivate, and retain the right team members; our success depends on our ability to attract, develop, and retain our management team and key team members; security breaches of our information systems or data including in relation to the electronic processing of credit and debit card transactions, the CAVA app, or confidential guest or team member information (including personal information) may adversely affect our business; our business is subject to complex and evolving laws and regulations regarding privacy, data protection, and cybersecurity; we rely heavily on information technology systems and failures of, or interruptions in, or not effectively scaling and adapting our information technology systems could harm our business; we are subject to extensive laws and regulatory requirements, and failure to comply with, or changes in, these laws or regulations could have an adverse impact on our business; we are subject to evolving rules and regulations with respect to sustainability; climate change and volatile adverse weather conditions could adversely affect our restaurant sales or results of operations; and each of the other factors set forth in “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2025, and in other reports filed with the United States Securities and Exchange Commission, all of which are available on the investor relations page of our website at investor.cava.com.
You should not put undue reliance on any forward-looking statement. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. We do not undertake any obligation to revise or update any forward-looking statements, except as required by law. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

Investor Relations:	Media Relations:
Katie Semple, Investor Relations	media@cava.com
investor.relations@cava.com

CAVA GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
(in thousands, except per share amounts)	July 12, 2026	July 13, 2025	July 12, 2026	July 13, 2025
Revenue	$368,436	$280,615	$806,706	$612,441
Operating expenses:
Restaurant operating costs (excluding depreciation and amortization)
Food, beverage, and packaging	110,502	82,950	238,180	180,509
Labor	92,401	69,496	203,952	154,058
Occupancy	23,065	18,791	52,922	43,199
Other operating expenses	46,886	34,697	104,878	75,931
Total restaurant operating expenses	272,854	205,934	599,932	453,697
General and administrative expenses	39,800	32,051	91,390	73,445
Depreciation and amortization	20,966	16,815	46,432	37,626
Pre-opening costs	6,741	5,096	12,902	9,577
Impairment and asset disposal costs	1,229	1,074	3,947	2,741
Total operating expenses	341,590	260,970	754,603	577,086
Income from operations	26,846	19,645	52,103	35,355
Interest income, net	(3,293)	(3,581)	(7,375)	(8,198)
Other income, net	(439)	(474)	(1,139)	(501)
Income before taxes	30,578	23,700	60,617	44,054
Provision for (benefit from) income taxes	7,561	5,332	14,034	(21)
Net income	$23,017	$18,368	$46,583	$44,075

Earnings per share:
Basic	$0.20	$0.16	$0.40	$0.38
Diluted	$0.19	$0.16	$0.39	$0.37
Weighted-average common shares outstanding:
Basic	116,603	115,783	116,453	115,635
Diluted	118,379	118,334	118,343	118,392

The following tables summarize the results of the CAVA segment:

	Twelve Weeks Ended
	July 12, 2026		July 13, 2025		Change
(in thousands)	$	% of Revenue	$	% of Revenue	$	%
Revenue	$365,433	100.0%	$278,249	100.0%	$87,184	31.3%
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	109,496	30.0	82,210	29.5	27,286	33.2
Labor	92,401	25.3	69,496	25.0	22,905	33.0
Occupancy	23,065	6.3	18,791	6.8	4,274	22.7
Other operating expenses	46,659	12.8	34,490	12.4	12,169	35.3
Total restaurant operating expenses	271,621	74.3	204,987	73.7	66,634	32.5
Restaurant-level profit	$93,812	25.7%	$73,262	26.3%	$20,550	28.1%

	Twenty-Eight Weeks Ended
	July 12, 2026		July 13, 2025		Change
(in thousands)	$	% of Revenue	$	% of Revenue	$	%
Revenue	$799,825	100.0%	$606,731	100.0%	$193,094	31.8%
Restaurant operating expenses (excluding depreciation and amortization)
Food, beverage, and packaging	235,914	29.5	178,434	29.4	57,480	32.2
Labor	203,952	25.5	154,058	25.4	49,894	32.4
Occupancy	52,922	6.6	43,199	7.1	9,723	22.5
Other operating expenses	104,373	13.0	75,473	12.4	28,900	38.3
Total restaurant operating expenses	597,161	74.7	451,164	74.4	145,997	32.4
Restaurant-level profit	$202,664	25.3%	$155,567	25.6%	$47,097	30.3%
The following table presents selected quarterly financial and other data:

($ in thousands)	Q2 2026	Q1 2026[1]	Q4 2025	Q3 2025	Q2 2025
Net New CAVA Restaurant Openings	17	20	24	17	16
CAVA Restaurants, end of period	476	459	439	415	398
Same Restaurant Sales	9.0%	9.7%	0.5%	1.9%	2.1%
AUV	$3,088	$3,027	$2,934	$2,935	$2,939
CAVA Restaurant-Level Profit	$93,812	$108,852	$58,312	$71,165	$73,262
CAVA Restaurant-Level Profit Margin	25.7%	25.1%	21.4%	24.6%	26.3%
Restaurant Operating Weeks	5,606	7,150	5,140	4,881	4,659
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1    In a 52-week fiscal year, the first fiscal quarter contains sixteen weeks and the second, third, and fourth fiscal quarters each contain twelve weeks.

The following table presents the Company’s selected balance sheet data:

(in thousands)	July 12, 2026	December 28, 2025
Cash and cash equivalents	$322,763	$282,917
Investments at fair value	112,836	110,112
Total assets	1,499,773	1,360,027
Total liabilities	658,497	580,371
Total stockholders’ equity	841,276	779,656
Total liabilities and stockholders’ equity	1,499,773	1,360,027
The following table shows the growth in our company-owned CAVA Restaurant base:

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
	July 12, 2026	July 13, 2025	July 12, 2026	July 13, 2025
Beginning of period	459	382	439	367
New CAVA Restaurant openings	17	16	38	31
Permanent closure	—	—	(1)	—
End of period	476	398	476	398

Non-GAAP Financial Measures
In addition to our consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, and Free Cash Flow in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our operating performance. Management believes Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, and Free Cash Flow are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, and Free Cash Flow to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.
Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, and Free Cash Flow are not recognized terms under GAAP and should not be considered as alternatives to net income, net income margin, or general and administrative expenses, as applicable, as measures of financial performance or cash provided by operating activities as measures of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA and Free Cash Flow are not intended to be measures of cash flow available for management’s discretionary use, as Adjusted EBITDA does not consider certain cash requirements such as tax payments and financing cash flows, and Free Cash Flow does not consider certain cash requirements such as financing cash flows. Our non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA and Free Cash Flow do not reflect cash flows from financing activities of our business;
•Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense, or the cash necessary to pay income taxes;
•Adjusted EBITDA does not reflect the impact of earnings or cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate Adjusted EBITDA, Adjusted EBITDA Margin, general and administrative expenses, excluding equity-based compensation and executive transition costs, and Free Cash Flow differently than we do, limiting their usefulness as comparative measures.

The following table reconciles net income to Adjusted EBITDA and net income margin to Adjusted EBITDA margin:

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
(in thousands)	July 12, 2026	July 13, 2025	July 12, 2026	July 13, 2025
Net income	$23,017	$18,368	$46,583	$44,075
Non-GAAP Adjustments
Interest income, net	(3,293)	(3,581)	(7,375)	(8,198)
Provision for (benefit from) income taxes	7,561	5,332	14,034	(21)
Depreciation and amortization	20,966	16,815	46,432	37,626
Equity-based compensation	5,675	4,570	13,423	11,232
Other income, net	(439)	(474)	(1,139)	(501)
Impairment and asset disposal costs	1,229	1,074	3,947	2,741
Executive transition costs	—	—	545	—
Adjusted EBITDA	$54,716	$42,104	$116,450	$86,954

Revenue	$368,436	$280,615	$806,706	$612,441
Net income margin	6.2%	6.5%	5.8%	7.2%
Adjusted EBITDA margin	14.9%	15.0%	14.4%	14.2%

The following table reconciles general and administrative expenses to general and administrative expenses, excluding equity-based compensation and executive transition costs:

	Twelve Weeks Ended		Twenty-Eight Weeks Ended
(in thousands)	July 12, 2026	July 13, 2025	July 12, 2026	July 13, 2025
General and administrative expenses	$39,800	$32,051	$91,390	$73,445
Equity-based compensation	5,675	4,570	13,423	11,232
Executive transition costs	—	—	545	—
General and administrative expenses, excluding equity-based compensation and executive transition costs	$34,125	$27,481	$77,422	$62,213

Revenue	$368,436	$280,615	$806,706	$612,441
General and administrative expenses, as a percentage of revenue	10.8%	11.4%	11.3%	12.0%
General and administrative expenses, excluding equity-based compensation and executive transition costs, as a percentage of revenue	9.3%	9.8%	9.6%	10.2%

The following table reconciles net cash provided by operating activities to Free Cash Flow:

	Twenty-Eight Weeks Ended
(in thousands)	July 12, 2026	July 13, 2025
Net cash provided by operating activities	$134,520	$98,895
Purchases of property and equipment	(89,738)	(76,994)
Free Cash Flow	$44,782	$21,901

Glossary:
The following definitions apply to these terms as used in this press release:
“Adjusted EBITDA” is defined as net income adjusted to exclude interest income, net, provision for (benefit from) income taxes, and depreciation and amortization, further adjusted to exclude equity-based compensation, other income, net, impairment and asset disposal costs, and executive transition costs, in each case, to the extent applicable in a given fiscal period. See “Non-GAAP Financial Measures” for a reconciliation of net income to Adjusted EBITDA for the periods presented;
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA as a percentage of revenue;
“Average Unit Volume” or “AUV” represents total revenue of operating CAVA Restaurants that were open for the entire trailing thirteen periods, and Digital Kitchens sales for such period, divided by the number of operating CAVA Restaurants that were open for the entire trailing thirteen periods;
“CAVA Restaurant-Level Profit” a segment measure of profit and loss, represents CAVA Revenue less food, beverage, and packaging, labor, occupancy, and other operating expenses, excluding depreciation and amortization. CAVA Restaurant-Level Profit excludes pre-opening costs;
“CAVA Restaurant-Level Profit Margin” represents CAVA Restaurant-Level Profit as a percentage of CAVA Revenue;
“CAVA Restaurants” is defined to include all CAVA restaurants and Hybrid Kitchens that are open or temporarily closed as of the end of the specific period. CAVA Restaurants exclude restaurants operating under license agreements and Digital Kitchens;
“CAVA Revenue” is defined to include all revenue attributable to CAVA restaurants in the specified period, excluding restaurants operating under license agreements;
“Digital Kitchen” is defined to include kitchens used for third-party marketplace and native delivery, Digital Order pick-up and/or centralized catering production, and that has neither in-restaurant dining nor customer-facing make lines;
“Digital Orders” means orders made through catering, digital channels, such as the CAVA app and the CAVA website. Digital Orders include orders fulfilled through third-party marketplace and native delivery and digital order pick-up;
“Digital Revenue Mix” represents the portion of CAVA Revenue related to Digital Orders as a percentage of total CAVA Revenue;
“Free Cash Flow” means net cash provided by operating activities less purchases of property and equipment;
“Guest Traffic” means the number of entrees ordered in-restaurant and through Digital Orders;
“Hybrid Kitchen” is defined to include kitchens that have enhanced kitchen capabilities to support centralized catering production and that also have in-restaurant dining and customer-facing make lines;
“Net New CAVA Restaurant Openings” is defined as new CAVA restaurant openings during a specified reporting period, net of any permanent CAVA restaurant closures during the same period;
“Restaurant Operating Weeks” represents the aggregate number of weeks each of our CAVA Restaurants has been open in a given period; and
“Same Restaurant Sales” is defined as the period-over-period sales comparison for CAVA restaurants that have been open for 365 days or longer.

We operate on a 52-week or 53-week fiscal year that ends on the last Sunday of the calendar year. In a 52-week fiscal year, the first fiscal quarter contains sixteen weeks and the second, third, and fourth fiscal quarters each contain twelve weeks. In a 53-week fiscal year, the first fiscal quarter contains sixteen weeks, the second and third fiscal quarters each contain twelve weeks, and the fourth fiscal quarter contains thirteen weeks. References to “thirteen periods” are to the 13 accounting periods we have in each fiscal year, with each accounting period being four weeks, except in a 53-week fiscal year which will contain one accounting period of five weeks.
Certain numerical figures have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.